                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM 8-K/A
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (date of earliest event reported): January 21, 1998

                              IDEX Corporation
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                     1-10235                  36-3555336
--------------------------------------------------------------------------------
(State or other jurisdiction)     (Commission File           (I.R.S. Employer
                                      Number)                  Identification
                                                                      Number)


630 Dundee Road, Suite 400        Northbrook, Illinois                     60062
--------------------------------------------------------------------------------
                   (Address of principal executive offices)



Registrant's telephone number                                     (847) 498-7070
                             ---------------------------------------------------

The undersigned registrant is filing the following financial statements and exhibits in amendment of the information filed under item 7 in the Registrant's Form 8-K previously filed on February 5, 1998.

   Item 7(a)  Financial Statements of Business Acquired
   Item 7(b)  Pro Forma Financial Statements
   Item 7(c)  Exhibits

ITEM 7(a) FINANCIAL STATEMENTS OF ACQUIRED BUSINESS

GAST MANUFACTURING AUDITED FINANCIAL STATEMENTS

          Report of Independent Certified Public Accountants                                   F-1

          Consolidated Balance Sheet as of December 28, 1997                                   F-2

          Consolidated Statement of Earnings for the year ended December 28, 1997              F-4

          Consolidated Statement of Stockholders' Equity for the year ended December 28, 1997  F-5

          Consolidated Statement of Cash Flows for the year ended December 28, 1997            F-6

          Notes to Consolidated Financial Statements                                           F-7



7(b) PRO FORMA FINANCIAL STATEMENTS

IDEX CORPORATION UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS                             F-17

          Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1997
          and notes thereto                                                                    F-18

          Unaudited Pro Forma Statement of Combined Operations for the
          year ended December 31, 1997 and notes thereto                                       F-19

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Gast Manufacturing Corporation

We have audited the accompanying consolidated balance sheet of Gast Manufacturing Corporation and Subsidiaries as of December 28, 1997 and the related consolidated statements of earnings, stockholders equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of the consolidated financial statements in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gast Manufacturing Corporation and Subsidiaries as of December 28, 1997 and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                              GRANT THORNTON LLP


Chicago, Illinois
January 21, 1998

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 28, 1997

--------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS
    Cash and cash equivalents ................................................   $ 2,878,499
    Accounts receivable - less allowance for doubtful accounts of $75,000 ....    13,708,230
    Inventories ..............................................................     8,538,912
    Deferred income taxes ....................................................       521,398
    Prepaid expenses .........................................................       220,874
                                                                                 -----------

                Total current assets .........................................    25,867,913

PROPERTY, PLANT, AND EQUIPMENT - AT COST
    Buildings and buildings improvements .....................................    15,999,827
    Machinery and equipment ..................................................    46,931,612
                                                                                 -----------

                                                                                  62,931,439

    Less accumulated depreciation ............................................    39,977,710
                                                                                 -----------

                                                                                  22,953,729

    Land .....................................................................     1,177,309
                                                                                 -----------

                                                                                  24,131,038
OTHER ASSETS

    Cash surrender value of life insurance - less loan of $132,551 ...........     2,912,291
    Deferred income taxes ....................................................       738,391
    Other ....................................................................        69,724
                                                                                 -----------
                                                                                   3,720,406
                                                                                 -----------

                                                                                 $53,719,357
                                                                                 ===========

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - CONTINUED
DECEMBER 28, 1997

--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
     Account payable ................................................   $  3,620,873
     Accrued expenses
        Commissions .................................................        489,779
        Interest ....................................................        556,325
        Accrued compensation and other ..............................      2,930,288
        Income taxes ................................................        180,952
        Other .......................................................        830,063
                                                                        ------------

           Total current liabilities ................................      8,608,280

LONG-TERM OBLIGATIONS ...............................................     24,831,920

OTHER NON-CURRENT OBLIGATIONS

     Postretirement benefit obligation and deferred compensation ....      9,231,539
     Remediation loss provision .....................................        525,853

STOCKHOLDERS EQUITY
     Common stock - Class A, nonvoting; authorized, 8,400,000
       shares; issued, 2,652,710 shares of $1 par value .............      2,652,710
     Common stock - Class B, voting; authorized, 2,500,000
       shares; issued, 246,690 shares of $1 par value ...............        246,690
     Additional paid-in capital .....................................      1,579,904
     Foreign currency translation adjustment ........................       (999,608)
     Retained earnings ..............................................     15,539,146
                                                                        ------------

                                                                          19,018,842
Less:  Notes receivable .............................................        274,224
       Common stock in treasury - at cost 2,248,230 shares of
          Class A and 41,470 shares of Class B ......................      8,222,853
                                                                        ------------

                                                                          10,521,765
                                                                        ------------

                                                                        $ 53,719,357
                                                                        ============



The accompanying notes are an integral part of this statement.

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
DECEMBER 28, 1997

--------------------------------------------------------------------------------

Net sales ............................................   $ 105,121,905

Cost of goods sold ...................................      69,831,803
                                                         -------------

     Gross profit ....................................      35,290,102

Selling, administrative, and engineering expenses ....      21,052,425
                                                         -------------

      Operating profit ...............................      14,237,677

Other income (expense)
     Interest and dividend income ....................          95,244
     Interest expense ................................      (2,643,391)
     Sundry ..........................................         228,075
                                                         -------------

                                                            (2,320,072)
                                                         -------------

       Earnings before income taxes ..................      11,917,605

Income taxes
     Current .........................................       4,382,176
     Deferred ........................................        (417,000)
                                                         -------------

                                                             3,965,176
                                                         -------------

NET EARNINGS .........................................   $   7,952,429
                                                         =============

NET EARNINGS PER WEIGHTED AVERAGE COMMON SHARE .......   $       13.05
                                                         =============



The accompanying notes are an integral part of this statement.

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY
YEAR ENDED DECEMBER 28, 1997

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Foreign
                                                 Class A        Class B        Additional    currency
                                                  common         common         paid-in     translation      Retained      Notes
                                                  stock          stock          capital     adjustment       earnings    receivable
                                                 -------        -------        ----------   -----------      --------    ----------
Balance at December 29, 1996 ...............   $  2,652,710   $    246,690   $  1,560,540   $   (782,763)   $ 7,586,717   $(256,354)

Net earnings for the year ..................           --             --             --             --        7,952,429        --

Sale of 2,000 shares of Class A
   common stock in treasury ................           --             --           19,364           --             --          --

Amortization of notes receivable ...........           --             --             --             --             --       (17,841)

Note receivable repaid .....................           --             --             --             --             --        19,935

Note receivable issued .....................           --             --             --             --             --       (19,964)

Foreign currency translation for the year ..           --             --             --         (216,845)          --          --
                                               ------------   ------------   ------------   ------------    -----------   ---------

Balance at December 28, 1997 ...............   $  2,652,710   $    246,690   $  1,579,904   $   (999,608)   $15,539,146   $(274,224)
                                               ============   ============   ============   ============    ===========   =========



                                                   Common
                                                  stock in
                                                  treasury         Total
                                                ------------    ------------
Balance at December 29, 1996 ...............    $ (8,223,453)   $  2,784,087

Net earnings for the year ..................            --         7,952,429

Sale of 2,000 shares of Class A
   common stock in treasury ................             600          19,964

Amortization of notes receivable ...........            --           (17,841)

Note receivable repaid .....................            --            19,935

Note receivable issued .....................            --           (19,964)

Foreign currency translation for the year...            --          (216,845)
                                                ------------    ------------

Balance at December 28, 1997 ...............    $ (8,222,853)   $ 10,521,765
                                                ============    ============

The accompanying notes are an integral part of this statement.

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
DECEMBER 28, 1997

--------------------------------------------------------------------------------

Cash flows from operating activities
    Net earnings ..........................................................   $  7,952,429
    Adjustments to reconcile net earnings to net cash provided by operating activities
         Depreciation and amortization ....................................      4,434,684
         Deferred income taxes ............................................       (417,000)
         Loss on sale of fixed assets .....................................         33,758

         Change in assets - (increase) decrease
            Accounts receivable ...........................................       (181,542)
            Inventories ...................................................        722,443
            Other assets ..................................................       (627,399)

         Change in liabilities - increase (decrease)
           Accounts payable and accrued expenses ..........................        861,102
           Income taxes ...................................................       (221,524)
           Postretirement benefit obligation and deferred compensation ....        188,826
           Remediation loss provision .....................................        420,853
                                                                              ------------

              Net cash provided by operating activities ...................     13,166,630

Cash flows from investing activities

     Purchase of property and equipment - net .............................     (3,904,392)
     Proceeds from sale of property and equipment .........................        100,767
     Purchase of shares in Gast Ltd .......................................        (72,394)
                                                                              ------------

              Net cash used in investing activities .......................     (3,876,019)

Cash flows from financing activities
     Bank repayments ......................................................     (8,203,104)
     Notes receivable repaid ..............................................         19,935
                                                                              ------------

              Net cash used in financing activities .......................     (8,183,169)

     Effect of exchange rate changes on cash ..............................        (90,156)
                                                                              ------------

              Increase in cash and cash equivalents .......................      1,017,286

Cash and equivalents at beginning of year .................................      1,861,213
                                                                              ------------

Cash and cash equivalents at end of year ..................................   $  2,878,499
                                                                              ============


The accompanying notes are an integral part of this statement.

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 28, 1997

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the preparation of the accompanying consolidated financial statements for Gast Manufacturing Corporation ("the Company") follow.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include funds on deposit in banks and money market funds which approximate fair value.

INVENTORIES

Inventories of raw materials, work-in-process and finished goods are stated at cost. Cost is determined principally by the last-in, first-out method (LIFO).

If the first-in, first-out method (FIFO) of inventory accounting had been used by the Company, inventories would have been $7,476,641 higher than reported at December 28, 1997.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash and cash equivalents and long-term obligations. The carrying value of such financial instruments approximates their estimated fair values based upon the attributes of the instrument or its quoted market price.

DEPRECIATION

Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives.

The estimated lives used in determining depreciation are:

                                        Years
                                        -----
Buildings .........................     33-40
Building improvements .............      9-10
Machinery and other equipment .....      3-10

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 28, 1997

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

DEPRECIATION - CONTINUED

The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes. Accelerated methods are used for tax purposes. A provision for deferred income taxes relating to temporary depreciation differences has been recognized.

ADVERTISING

Advertising costs are expensed as incurred.

INCOME TAXES

Deferred income taxes are provided for temporary differences in reporting transactions for financial reporting and income tax purposes using an asset and liability approach.

FOREIGN SUBSIDIARY

The British Pound Sterling is considered the functional currency of the United Kingdom subsidiary. Accordingly, foreign currency adjustments arising from the translation of that subsidiary's financial statements to U.S. dollars are recorded as a separate component of stockholders equity rather than as a charge or credit to earnings. The United Kingdom subsidiary's assets and liabilities are converted into U.S. dollars at the exchange rate in effect at the end of the year. The results of operations are converted into U.S. dollars, based on the average exchange rate during the year.

EARNINGS PER SHARE

Earnings per share are based on the weighted average number of common shares outstanding during the year, after giving retroactive effect to a ten-for-one stock split. Class A and Class B weighted average shares outstanding totaled 609,376.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 28, 1997

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

CONCENTRATION OF CREDIT RISK

The Company operates in one business segment: the manufacture and sale of pneumatic pumps and motors and related accessories to major equipment distributors and original equipment manufacturers worldwide. The Company performs periodic credit evaluations of its customers financial conditions and generally does not require collateral. Credit losses on trade accounts receivable have consistently been within managements expectations.


--------------------------------------------------------------------------------

NOTE B - INVENTORIES

Inventories consist of the following:

Inventory valued under LIFO method
        Raw materials ........................     $4,395,431
        Finished goods and work-in-process ...      2,629,244
                                                   ----------

                                                    7,024,675

Inventory valued under FIFO method,
        primarily finished goods .............      1,514,237
                                                   ----------

                                                   $8,538,912
                                                   ==========


--------------------------------------------------------------------------------

NOTE C - COMMITMENTS

The Company leases certain of its facilities and equipment. The leases expire at various dates through 2018. Rent expense for operating leases was $647,280 for 1997. Annual minimum lease payments subsequent to December 28, 1997 are as follows:

Fiscal years
------------
1998 ........................ $   627,580
1999 ........................     579,848
2000 ........................     523,780
2001 ........................     478,842
2002 ........................     404,861
2003 and thereafter .........   5,338,108

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 28, 1997

--------------------------------------------------------------------------------

NOTE D - EMPLOYEE BENEFIT PLANS

Substantially all employees with over one year of service are covered by the Company's defined benefit pension plan. Effective March 15, 1997, the Company terminated the defined benefit plan. Benefit obligations, as determined in accordance with plan provisions in effect at the date of termination, will be settled in 1998. All of the assets remaining in the plan at December 28, 1997 will be distributed in 1998 to those participants who were actively employed by the Company on March 15, 1997. This pension plan is funded in conformance with minimum funding requirements and maximum deductibility limitations.

Pension costs include the following components:

Service cost of current period ...................    $ 102,679
Interest cost on projected benefit obligation ....      546,149
Actual return on plan assets .....................     (498,210)
Net amortization and deferral items ..............      (54,540)
                                                      ---------

        Net periodic pension expense .............    $  96,078
                                                      =========

The funded status of the plan at the termination date was as follows:

Projected benefit obligations for service rendered
   through termination date .....................     $1,948,372

Plan assets at market value .....................      1,948,372
                                                      ----------

        Excess of plan assets over projected
           benefit obligation ...................     $     --
                                                      ==========

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 28, 1997

--------------------------------------------------------------------------------

NOTE D - EMPLOYEE BENEFIT PLANS - CONTINUED

Through the termination date, the projected benefit obligation was determined using an assumed discount rate of 7.5%. The assumed long-term rate of return on plan assets was 9% in 1997. The assumed rate of increase in future compensation levels was 5% for 1997. Substantially all the plan assets at December 28, 1997 were held by Massachusetts Mutual Life Insurance Company and consist of interest bearing cash equivalents.

The Company sponsors a savings and investment plan qualified under Section 401k(a) of the Internal Revenue Service Code. The plan covers substantially all employees. Discretionary contributions of $769,578 were made by the Company for the year ended December 28, 1997.

The Company has a Key Employee Stock Purchase Plan for certain key employees under which Class A common stock held in treasury has been sold in consideration for non-interest bearing notes, payable in five years. On the fifth anniversary of the purchase of the shares, the employees have an option to resell their shares to the Company at a price as defined in the plan. At December 28, 1997, 34,200 Class A common shares are outstanding under the plan. Those shares were purchased by IDEX on January 21, 1998 (see note K).

--------------------------------------------------------------------------------

NOTE E - OTHER POSTRETIREMENT BENEFITS

The Company and its subsidiaries provide certain healthcare benefits for retired employees and eligible spouses. Employees are eligible for these benefits if they meet certain age and service requirements at the time of retirement. Generally, the health plan pays a stated percentage of most medical expenses reduced for any deductible and payments made by government programs. The cost of providing these benefits is shared with retirees based on retirement date and years of service with the Company. In addition, the Company provides deferred compensation benefits to certain eligible employees. These benefits and similar benefits for active employees are provided primarily through a self-insured plan.

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 28, 1997

--------------------------------------------------------------------------------

NOTE E - OTHER POSTRETIREMENT BENEFITS - CONTINUED

The components of the net periodic postretirement cost were:

Service cost of benefits earned ..........................................   $   103,615
Interest cost on accumulated postretirement benefit obligation ...........       284,949
Other amortizations and deferrals ........................................       (79,765)
                                                                             -----------

Net periodic postretirement benefit cost .................................   $   308,799
                                                                             ===========


The following table summarizes the computed accrued postretirement benefit obligation:

Accumulated postretirement benefit obligation
    Retirees and eligible spouses ........................................   $ 3,692,789
    Active, eligible employees ...........................................     1,325,641
    Active, not-yet-eligible employees ...................................     2,204,616
                                                                             -----------

                                                                               7,223,046

Unrecognized prior service cost ..........................................       857,501

Unrecognized net gain resulting from change in discount rate
        being amortized over the average future service to retirement ....     1,150,992
                                                                             -----------

Accrued postretirement benefit obligation and deferred compensation ......   $ 9,231,539
                                                                             ===========

For measuring the accumulated postretirement benefit obligation, a medical care cost trend rate of 8% for 1997 was assumed. This rate was assumed to decrease ratably over the next four years to a 5% rate. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.25% in 1997.

If the medical care cost trend was increased by 1%, the accumulated postretirement benefit obligation as of December 28, 1997 would have increased by 5%. The effect of this change on the aggregate of service and interest cost for 1997 would be an increase of 5.5%.

The accrued postretirement benefit obligation at December 28, 1997 includes a liability of $2,848,467, for deferred compensation.

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 28, 1997

--------------------------------------------------------------------------------

NOTE F - INCOME TAXES

A reconciliation of income tax expense with income taxes computed at the federal income tax statutory rate (34%) is as follows:

Earnings before income taxes extended at federal statutory rate ....    $ 4,051,986
State income taxes, net of federal income tax effect ...............        369,000
Tax effect of
        FSC earnings ...............................................       (170,000)
        Increase in cash surrender value of life insurance .........       (218,208)
Other ..............................................................        (67,602)
                                                                        -----------

        Income taxes ...............................................    $ 3,965,176
                                                                        ===========

The tax provision at year end consists of the following:

Current federal and state ..........................................    $ 4,026,920
Current foreign ....................................................        355,256
Deferred ...........................................................       (417,000)
                                                                        -----------

                                                                        $ 3,965,176
                                                                        ===========


Deferred income taxes have been provided for temporary differences between financial statement recognition and tax return recognition for inventory valuation, depreciation, postretirement benefits and certain other accrued expenses. Deferred income taxes have not been provided on undistributed earnings of a foreign subsidiary which are deemed indefinitely invested; the determination of the amount of income taxes, if any, is not practicable.

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 28, 1997

--------------------------------------------------------------------------------
NOTE F - INCOME TAXES - CONTINUED

Deferred tax assets and liabilities at December 28, 1997 consist of:

Deferred income tax assets
        Current
            Inventory overhead capitalization ....    $   95,500
            Workers compensation reserve .........       122,400
            Warranty reserve .....................       136,000
            Other ................................       167,498
                                                      ----------

                                                         521,398
                                                      ----------

        Long-term
            Postretirement benefit obligation ....    $3,047,900
            Remediation loss provision ...........       178,800
            Restructuring expenses ...............       305,700
            Other ................................        27,391
                                                      ----------

                                                       3,559,791
                                                      ----------

Deferred income tax assets .......................    $4,081,189
                                                      ==========

Deferred income tax liabilities
        Long-term
            Depreciation .........................    $2,542,700
            Leases ...............................       225,600
            Other ................................        53,100
                                                      ----------
                                                      $2,821,400
                                                      ==========


--------------------------------------------------------------------------------

NOTE G - LONG-TERM OBLIGATIONS

In 1996, the Company established a credit facility with two banks under which it may borrow up to $44 million. Interest at a rate of 8.025% is due quarterly. Borrowings, which totaled $17,100,000 at December 28, 1997, are collateralized by substantially all assets of the Company. The agreement contains certain mandatory annual principal payment provisions and expires October 1, 2001.

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 28, 1997

--------------------------------------------------------------------------------

NOTE G - LONG-TERM OBLIGATIONS - CONTINUED

In connection with the capital restructuring discussed in note J, the Company issued notes payable of $3,531,920 to certain stockholders to redeem their common stock. A note payable of $4,200,000 was also issued in connection with the restructuring for cash received. These notes are subordinated to the credit agreement discussed above. These notes bear interest at 10%, payable quarterly, and are due October 1, 2006. With respect to the shareholders loans, the Company incurred interest expense of $771,074, for the year ended December 28, 1997.

--------------------------------------------------------------------------------

NOTE H - RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses of approximately $1,731,083 are included in selling, administrative and engineering expenses for 1997.


--------------------------------------------------------------------------------

NOTE I - SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information:

Cash paid during the year for
   Interest ..........................    $2,868,150
   Income taxes - net of refunds .....     4,608,036
   Non-cash financing activities
        During 1997, the Company issued 2,000 shares of Class A common stock in consideration for which the Company received a five-year non-interest bearing promissory note with a present value of $19,964 (see note D).

GAST MANUFACTURING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 28, 1997

--------------------------------------------------------------------------------

NOTE J - RESTRUCTURING

In 1996, the Company effected a capital restructuring whereby 4,375,780 shares of Class A common stock, 35,980 shares of Class B common stock, and 487,800 shares of preferred stock were redeemed for an aggregate price, net of expenses, of $62,916,357. Concurrent with this stock redemption, the Company also issued 198,040 shares of Class A common stock and 101,960 shares of Class B common stock in exchange for $4.2 million. In addition, the Company received cash of $4.2 million for which it issued a note payable. The funds necessary to complete the restructuring transactions were obtained from the credit facility as discussed in note G.


--------------------------------------------------------------------------------

NOTE K - SUBSEQUENT EVENTS

The Company was acquired on January 21, 1998 by IDEX. The $17,100,000 loan mentioned in note G was repaid in full on this same day, resulting in a $823,503 early payment penalty. Also, in conjunction with this loan, $103,562 of unamortized loan origination fees remain at December 28, 1997. The prepayment penalty and unamortized loan origination fees will be written off in 1998.


--------------------------------------------------------------------------------

NOTE L - REMEDIATION LOSS PROVISION

The Company has accrued $525,853 as of December 28, 1997 consisting of estimated future costs to remediate ground water contamination at its main plant. The remediation effort is expected to extend over an estimated period of seven to ten years. This situation will be periodically re-examined to determine the sufficiency of the reserve.

ITEM 7(b) Pro Forma Financial Statements
IDEX Corporation Unaudited Pro Forma Combined Financial Statements As of December 31, 1997 and for the Year Ended December 31, 1997



ACQUISITION OF KNIGHT EQUIPMENT INTERNATIONAL, INC. ("KNIGHT")

     In December 1997, the Company acquired Knight for a cash purchase price of approximately $38 million, funded principally with borrowings under the U.S. Credit Facility, Knight, now operating as part of Pulsafeeder, is a leading manufacturer of pumps and dispensing equipment for the commercial dishwashing, industrial laundry and chemical metering markets, with 1997 net sales of approximately $25 million. In addition, Knight manufactures a variety of pumps and electronic controls for industrial applications. Approximately 50% of Knight's 1997 net sales were to customers outside the United States. Management believes that Knight has the leading position worldwide in pumps and dispensing equipment used in commercial dishwashing, warewashing and liquid-laundry systems with an estimated 35% U.S. market share.



ACQUISITION OF GAST MANUFACTURING CORPORATION ("GAST")

     In January 1998, the Company acquired Gast for a cash purchase price of approximately $120 million, funded with borrowings under the U.S. Credit Facility and the Short-Term Facility. Gast is one of the world's leading manufacturers of an extensive and versatile line of air-moving products, including vacuum pumps, air motors, vacuum generators, regenerative blowers and fractional horsepower compressors. Gast, headquartered in Benton Harbor, Michigan, with an assembly facility in England, had annual net sales of $105 million in 1997. Approximately 17% of Gast's sales are to customers outside the United States. Management believes that Gast has a leading position with an estimated one-third U.S. market share in air motors, low and medium range vacuum pumps, vacuum generators, regenerative blowers and fractional horsepower compressors.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements as of December 31, 1997 and for the year ended December 31, 1997 give effect to the acquisitions by IDEX of Gast and Knight as if the acquisitions had occurred as of January 1, 1997. The transactions were accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16.

The historical financial data included in the unaudited pro forma combined statements is as of the periods presented. The unaudited pro forma combined financial statements are based on management's best estimate of the effects of the acquisitions of Gast and Knight. Pro forma adjustments are based on currently available information; however, the actual adjustments will be based on more precise appraisals, evaluations and estimates of fair values. It is possible that the actual adjustments could differ substantially from those presented in the unaudited pro forma combined financial statements.

The unaudited pro forma statement of combined operations for the year ended December 31, 1997 is not necessarily indicative of the results that actually would have been achieved had the acquisitions of Knight and Gast been consummated as of the dates indicated, or that may be achieved in the future. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and historical financial statements and notes thereto.

                               IDEX CORPORATION

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                           AS OF DECEMBER 31, 1997
                                (IN THOUSANDS)

                                 IDEX          GAST         ACQUISITION      ADJUSTED
                              HISTORICAL   HISTORICAL(1)   ADJUSTMENTS(2)    PRO FORMA
                              ----------   -------------   --------------   ------------
ASSETS
Current assets
  Cash and cash
     equivalents............   $ 11,771       $ 2,878         $               $ 14,649
  Receivables -- net........     80,766        13,708             (100)         94,374
  Inventories...............     84,240         8,539            9,500         102,279
  Other current assets......     20,490           743                           21,233
                               --------       -------         --------        --------
     Total current assets...    197,267        25,868            9,400         232,535
Property, plant and
  equipment -- net..........     88,628        24,131           15,000         127,759
Intangible assets -- net....    293,803                         71,305         365,108
Other noncurrent assets.....     19,495         3,720                           23,215
                               --------       -------         --------        --------
     Total assets...........   $599,193       $53,719         $ 95,705        $748,617
                               ========       =======         ========        ========
LIABILITIES AND
  SHAREHOLDERS' EQUITY
Current liabilities.........   $ 77,801       $ 8,608         $  1,099        $ 87,508
Long-term debt..............    258,417        17,100          104,312         379,829
Other noncurrent
  liabilities...............     24,304        17,490              815          42,609
                               --------       -------         --------        --------
  Total liabilities.........    360,522        43,198          106,226         509,946
                               --------       -------         --------        --------
Shareholders' equity
  Common stock and
     additional paid-in
     capital................     90,798        (4,018)           4,018          90,798
  Retained earnings.........    149,403        15,539          (15,539)        149,403
  Minimum pension liability
     adjustment.............       (756)                                          (756)
  Accumulated translation
     adjustment.............       (774)       (1,000)           1,000            (774)
                               --------       -------         --------        --------
  Total shareholders'
     equity.................    238,671        10,521          (10,521)        238,671
                               --------       -------         --------        --------
     Total liabilities and
       shareholders'
       equity...............   $599,193       $53,719         $ 95,705        $748,617
                               ========       =======         ========        ========

(1) Includes the results for fiscal year ended December 28, 1997.

(2) Represents the approximate $120 million purchase price of Gast and the current fair value purchase accounting adjustments.

                               IDEX CORPORATION
             UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                                 IDEX          GAST           KNIGHT        ACQUISITION     ADJUSTED
                              HISTORICAL   HISTORICAL(1)   HISTORICAL(2)   ADJUSTMENTS(3)   PRO FORMA
                              ----------   -------------   -------------   --------------   ---------
Net sales...................   $552,163      $105,122         $23,568        $  (1,198)     $679,655
Cost of sales...............    329,806        69,832          11,803            3,489 (4)   414,930
                               --------      --------         -------        ---------      --------
Gross profit................    222,357        35,290          11,765           (4,687)      264,725
Selling, general and
  administrative expenses...    110,588        21,052           7,965           (3,281)(5)   136,324
Goodwill amortization.......      8,174                                          2,450 (6)    10,624
                               --------      --------         -------        ---------      --------
Operating income............    103,595        14,238           3,800           (3,856)      117,777
Other income
  (expense)-net.............       (693)          322             196               54          (121)
                               --------      --------         -------        ---------      --------
Income before interest
  expense and income
  taxes.....................    102,902        14,560           3,996           (3,802)      117,656
Interest expense............     18,398         2,643             130            8,080 (7)    29,251
                               --------      --------         -------        ---------      --------
Income before income
  taxes.....................     84,504        11,917           3,866          (11,882)       88,405
Provision for income
  taxes.....................     31,029         3,965             849           (2,636)(8)    33,207
                               --------      --------         -------        ---------      --------
Income from continuing
  operations................   $ 53,475      $  7,952         $ 3,017        $  (9,246)     $ 55,198
                               ========      ========         =======        =========      ========
INCOME PER COMMON
  SHARE-BASIC
Continuing operations.......   $   1.83                                                     $   1.89
                               ========                                                     ========
Weighted average shares
  outstanding...............     29,184                                                       29,184
                               ========                                                     ========
INCOME PER COMMON
  SHARE-DILUTED
Continuing operations.......   $   1.78                                                     $   1.84
                               ========                                                     ========
Weighted average shares
  outstanding...............     29,999                                                       29,999
                               ========                                                     ========


(1)  Includes the results for fiscal year ended December 28, 1997.

(2)  Includes the results for fiscal year ended October 31, 1997.

(3) Eliminates the results of Knight from the December 9, 1997 acquisition date to December 31, 1997 and reflects the reclassification of the respective engineering expenses of Knight and Gast from selling, general and administrative expenses to cost of sales to conform with IDEX's presentation.

(4) Represents depreciation and amortization due to the revaluation and change in lives of property, plant and equipment resulting from the purchase price allocation related to the acquisition of Knight and Gast and the adjustments noted in (3) above.

(5) Represents a reduction in certain expenses of Knight following acquisition by IDEX and the adjustments noted in (3) above.

(6) Represents goodwill amortization over 40 years arising from the Knight and Gast acquisitions.

(7) Represents estimated interest expense on $160 million of debt incurred in connection with the Knight and Gast acquisitions (net of cash flow) at an effective interest rate of 7.0% and the elimination of the interest incurred by Knight and Gast on their debt respective which was not assumed by IDEX.

(8)  Represents the tax effect of the pro forma adjustments described above.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                                  IDEX Corporation




                        February 6, 1998     /s/  WAYNE P. SAYATOVIC
                                             -----------------------------
                                                  Wayne P. Sayatovic
                                                  Senior Vice President-Finance,
                                                  Chief Financial Officer
                                                  and Secretary (Principal
                                                  Financial Officer)

Item 7(c) Exhibits.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                                       DESCRIPTION                                           PAGE
-------                                                      -----------                                           ----
 *2.1          Agreement and Plan of Merger between IDEX Corporation and Gast Acquisition Corporation, dated January 7, 1998.(Includes primary agreement, copies of the omitted schedule attachments will be furnished to the Commission upon request).

*23.1          Consent of Grant Thornton.


--------------------
* Filed Herewith